UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 5, 2013

_______________________

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8   Other Events

Item 8.01   Other Events.

           In anticipation of its 2013 Annual Meeting of Stockholders and the distribution of its 2013 proxy materials, CryoLife, Inc. (the “Company”) is providing the following information with respect to certain of its compensation-related corporate governance practices.

Amendment of Change of Control Agreements to Remove Tax Gross Ups

In December 2012 and January 2013, the Company amended its change of control agreements with each of its officers in order to remove all tax gross ups from each agreement.  The Company’s Compensation Committee (the “Committee”) made the decision to amend the agreements in connection with its analysis of the appropriate response to the Company’s 2012 say on pay vote, and based on consultation with the Committee’s independent compensation consultant and outside and inside counsel.  The Company is no longer party to any agreement containing a tax gross up with any of its executive officers.

CryoLife’s Clawback Policy

The Committee continues to consider the appropriate structure of the clawback provisions in its plans and agreements that would in specified instances require executive officers to return to the Company incentive compensation paid that is based upon financial results that turn out to have been materially inaccurate when published.  The Committee intends to adopt and disclose a new policy in compliance with and to the extent required by the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010.  The Company’s current clawback policies within its plans and agreements are as follows:

•
The Company’s 2007 Executive Incentive Plan pursuant to which the Company grants officers, including executive officers, annual incentive compensation includes a clawback provision.  The clawback provision provides that, at the discretion of the Committee and subject to applicable law, bonus awards under the plan that were paid in the 12-month period prior to a significant financial statement restatement may be recovered by the Company.  The Company would be entitled to such recovery if the award was made on the basis of the Company having met or exceeded specific performance targets for performance periods affected by the restatement.  In such an event, the Committee may require participants to repay to the Company the amount by which the bonus actually received by the participant exceeds the amount of the bonus as recalculated using the restated financial results.

•
The Company’s employment agreement with Steven G. Anderson, the Company’s Chairman of the Board of Directors, President and Chief Executive Officer, provides that in the event that CryoLife obtains a final, non-appealable judgment of a competent court declaring Mr. Anderson to have breached one or more of the non-compete or non-solicitation covenants contained in the agreement, Mr. Anderson must repay such portions of his change of control and termination payment as the court shall order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: February 5, 2013	By: /s/ D.A. Lee________________
Name: D. Ashley Lee
Title: Executive Vice President, Chief
Operating Officer and Chief
Financial Officer